Exhibit 10.6

INTEGRAL AD SCIENCE HOLDING CORP.

AMENDED AND RESTATED

2018 NON-QUALIFIED STOCK OPTION PLAN

This Amended and Restated 2018 Non-Qualified Stock Option Plan (this “Plan”) constitutes an amendment and restatement of the Kavacha Topco, LLC 2018 Unit Option Plan (the “LLC Plan”). This Plan supersedes and replaces the LLC Plan in its entirety.

1. Purpose of Plan.

This Plan is designed to provide incentives to such present and future employees, managers, officers, consultants or advisors of the Company or its Subsidiaries (“Participants”), as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to such Participants. This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act (as defined below) and, unless and until the Company’s Common Stock is publicly traded, the issuance of options to purchase shares of the Company’s Common Stock pursuant to the Plan and the issuance of shares of Common Stock pursuant to such options are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act, and the qualification requirements under applicable state blue sky laws (collectively, the “Exemptions”). In the event that any provision of the Plan would cause any option granted under the Plan to not qualify for the Exemptions, the Plan shall be deemed automatically amended to the extent necessary to cause all Options granted under the Plan to qualify for the Exemptions.

2. Definitions. “Affiliate” means a corporation or other entity that, directly or indirectly, controls, is controlled by or is under common control with, the Company.

“Board” means the Company’s board of directors.

“Cause” shall have the meaning ascribed to such term in any written offer letter or employment or severance agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean (i) the commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers if the act or omission was wrongful or deliberate, or any other crime involving moral turpitude, (ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute or economic harm, (iii) repeated material failure or inability to perform duties and/or obligations as reasonably directed by the Board or its designees, after demand for performance has been given by the Board or its designees that identifies how such Participant has not performed its duties and/or obligations, (iv) gross negligence or misconduct with respect to the Company or any of its Subsidiaries, (v) such Participant’s personal bankruptcy or insolvency, (vi) any other material breach of (A) any written agreement between the Company and such Participant evidencing the grant of any Option, (B) the Company’s written code of conduct and business ethics or (C) any other written agreement between such Participant and the Company or any Subsidiary of the Company, or (vii) excessive and unreasonable absences from such Participant’s duties for any reason (other than authorized vacation or sick leave) or as a result of such Participant’s inability to perform the essential duties, responsibilities and functions of its position with the Company as a result of any mental or physical disability or incapacity, which continues for 60 business days in any consecutive 6 month period.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder shall be deemed to refer to the Board.

“Common Stock” means the common stock of the Company, par value $[•] per share.

“Company” means Integral Ad Science Holding Corp.

“Company Group” means the Company and its Subsidiaries.

“Competitive Activity” means, with respect to a Participant, during the term of such Participant’s employment with the Company or any of its Subsidiaries and during the two year period immediately following such Participant’s Termination Date, directly or indirectly, for himself or herself or for any other Person, Participating in any Competitive Business or any business in which the Company is engaged or is planning to engage as of such Participant’s Termination Date; provided, that the passive ownership by such Participant of not more than one percent (1%) of the outstanding shares of any class of equity of an organization which is publicly traded on a national securities exchange will not be deemed to be a Competitive Activity, so long as such Participant has no active Participation in the business of such organization.

“Competitive Business” means any business in the geographic area set forth in the non-competition provision in any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant (or, in the absence of the designation of any such geographic area in any such written agreement, any geographic area or country where the Company or any Subsidiary of the Company generates revenues) engaged in the “Restricted Business” set forth in the non-competition provision in any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant (or, in the absence of the designation of any such “Restricted Business” in any such written agreement, in the provision of services related to any product, business, activity or service line of any person, entity or company that is in competition with any product, business, activity or service line of the Company or within any industry related to the use of data collection and analytics, research and design, development, sales, licensing, marketing, or provision of ad verification and related optimization services and software and/or the provision of related products, services and solutions).“Effective Date” means the effective date of the LLC’s conversion into a Delaware corporation pursuant to a statutory conversion.

“Fair Market Value” of an Option means the fair market value thereof as determined by the Board or the Committee.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Common Stock on a fully-diluted basis (a “10% Owner”), who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse or descendant (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.

“Investors” means Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P. and/or any transferee of Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P. and any Affiliate of any of the foregoing Persons that holds Common Stock, and “Investor” means any of the Investors individually.

[“Investor Fund” means one or more equity buy-out investment funds (including Vista Equity Partners Fund VI, L.P.) managed or controlled by VEPF Management, L.P. or any successor management company, and any of such fund’s respective portfolio companies, (excluding the Company and its Subsidiaries) and their respective partners, members, directors, employees, stockholders, agents, any successor by operation of law (including by merger) of any such Person, and any entity that acquires all or substantially all of the assets of any such Person in a single transaction or series of related transactions.]

“Investor Returns Target” means $1,170,000,000.

“IPO” means the Company’s initial public offering and sale of its equity pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act.

“LLC” means Kavacha Topco, LLC.

“LLC Options” means options to purchase LLC Units, previously granted under the LLC Plan.

“LLC Units” means units in the LLC.

“Option” means any option enabling the holder thereof to purchase any shares of Common Stock granted by the Committee pursuant to the provisions of this Plan.

“Option Shares” means the shares of Common Stock acquired (or to be acquired) pursuant to the exercise of any Option.

“Original Cost” of each Option Share will be equal to the price paid therefor (in each case, as proportionally adjusted for all splits, dividends, distributions and other recapitalizations affecting such Shares subsequent to any such purchase).

“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the management of such enterprise, whether as an officer, manager, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” means (i) any sale or transfer by the Company or any of the Significant Subsidiaries of all or substantially all (as defined under Delaware law) of their assets on a consolidated basis, or (ii) any consolidation, merger or reorganization of the Company or any of its Significant Subsidiaries with or into any other entity or entities as a result of which any Person or group other than the Investors obtains possession of voting power (under ordinary circumstances) to elect a majority of the surviving entity’s board of directors or, in the case of a surviving entity which is not a corporation, governing body.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiaries” means Kavacha Intermediate, LLC, Kavacha Holdings, Inc., Integral Ad Science, Inc. and any direct or indirect holding company of Integral Ad Science, Inc.

“Solvent Reorganization” means any solvent reorganization of the Company or any Subsidiary of the Company, including by merger, consolidation, recapitalization, transfer or sale of shares or assets, or contribution of assets and/or liabilities, or any liquidation, exchange of securities, conversion of entity, migration of entity, formation of new entity, or any other transaction or group of related transactions (in each case other than to or with a third party that is not a member of the Company Group or its Affiliates (which Affiliates may include an entity formed for the purpose of such Solvent Reorganization)), in which:

(i) all holders of Option Shares are offered the same consideration in respect of such Option Shares;

(ii) the pro rata indirect economic interests of the holders of Option Shares in the business of the Company, relative to each other and all other holders, directly or indirectly, of equity securities in the Company Group (other than those held by entities within the Company Group), are preserved; and

(iii) the rights of the holders of Option Shares are preserved in all material respects (it being understood by way of illustration and not limitation that the relocation of a covenant or restriction from one instrument to another shall be deemed a preservation if the relocation is necessitated, by virtue of any law or regulations applicable to the Company Group following such Solvent Reorganization, as a result of any change in jurisdiction or form of entity in connection with the Solvent Reorganization; provided, that such covenants and restrictions are retained in instruments that are, as nearly as practicable and to the extent consistent with business and transactional objectives, equivalent to the instruments in which such restrictions or covenants were contained prior to the Solvent Reorganization).

“Strategic Transaction” means a transaction with or involving a strategic partner (i.e., a Person who, as determined by the Board, will benefit the Company as a result of experience, expertise, knowledge or relationships).

“Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

“Termination Date” means the first date on which a Participant is no longer employed (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a manager or officer of, or consultant or advisor to, the Company or its Subsidiaries) by the Company or its Subsidiaries for any reason.

“Termination Event” means the first to occur of (i) the Sale of the Company, (ii) the sale or transfer to any third party of Common Stock or shares of the capital stock of any Significant Subsidiary by the holders thereof as a result of which any Person or group other than the Investors obtains possession of voting power (under ordinary circumstances) to elect a majority of the Company’s board of managers or the board of directors or any other governing body of the applicable Significant Subsidiary, or (iii) at any time following the IPO, a sale of shares of the Company by the Investor following which the cumulative total of all cash distributions made to, or other cash proceeds received by, the Investor Fund (excluding management or transaction fees and expenses, any other advisory fees and expenses, any board fees and expenses or any other expenses borne by the Investor Fund) in respect of its ownership of equity or debt securities of the Company or any of its Subsidiaries or any loans provided by the Investor Fund during the life of the Investor Fund’s investment period, equals or exceeds the Investor Returns Target; provided that, for purposes of calculating distributions and proceeds under this clause (iii), all distributions made to the Investor Fund will be net of all accrued but unpaid management fees, all expenses associated with the Sale of the Company borne by the Investor Fund, and assuming, for purposes of the calculation made above, the vesting (and exercise, if applicable) (prior to the calculation of the Investor Return) of all outstanding options, warrants and other outstanding rights to acquire capital stock of the Company.

4. Grant of Options. The Committee shall have the right and power to grant to any Participant such Options at any time prior to the termination of this Plan in such quantity, at such exercise price, which may be Fair Market Value or such other value as determined by the Committee and set forth in a written award agreement with respect to an Option, and on such other terms and subject to such conditions that are consistent with this Plan and established by the Committee. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee. Any Participant acquiring Common Stock pursuant to an Option shall be required to pay in full the exercise price related thereto, except as otherwise set forth in a written award agreement with respect to an Option.

5. Administration of the Plan. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to, the full power and authority (a) to interpret the terms of this Plan, the terms of any Options granted under this Plan and the rules and procedures established by the Committee governing any such Options, (b) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee, (c) to correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, (d) to determine whether any Options are subject to and/or comply with the requirements of Code Section 409A or the regulations thereunder and (e) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Each action of the Committee shall be binding on all persons. Notwithstanding any provision to the contrary contained in this Plan or any separate written agreement between the Company and any Participant with respect to any Option pursuant to this Plan, any unvested Options that do not become vested immediately prior to, or in connection with, any Sale of the Company shall be forfeited and cancelled with concurrent effect upon the consummation of any such transaction, and no Participant nor any other Person shall have any further rights or obligations with respect to such forfeited Options.

It is the Company’s intent that, except as otherwise specifically provided in a written award agreement with respect to an Option, the Options not be treated as a nonqualified deferred compensation plan that fails to meet the requirements of Section 409A(a)(2), (3) or (4) of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent. Options under the Plan shall contain such terms as the Committee determines are appropriate to be exempt from, or comply with, the requirements of Section 409A of the Code. In the event that, after the issuance of an Option under the Plan, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may modify the terms of any such previously issued Option to the extent the Committee determines that such modification is necessary to comply with the requirements of Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on any Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

6. Limitation on the Aggregate Number of Common Stock. The amount of Common Stock issued under this Plan (including the amount of Common Stock with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof)) shall not exceed, in the aggregate, [•] shares (as such number is equitably adjusted pursuant to Section 7 hereof). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the Common Stock with respect to which such Options were granted shall again be available under this Plan. Similarly, if any Common Stock issued hereunder upon exercise of Options are repurchased hereunder, such Common Stock shall again be available under this Plan for reissuance as Options. Common Stock to be issued upon exercise of the Options may be either authorized and unissued Common Stock, treasury shares, or a combination thereof, as the Committee shall determine.

7. Listing, Registration and Compliance with Laws and Regulations. Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Common Stock subject to the Option upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of Common Stock thereunder, no such Option may be exercised or paid in Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of each such Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal, state or foreign regulatory requirements to reduce the period during which any Option may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Option, so reduce such period on not less than 15 days’ written notice to the holders thereof.

8. Adjustment for Change in Common Stock. In the event of a reorganization, recapitalization, split, extraordinary dividend, combination of Common Stock, merger, consolidation or other change in Common Stock, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein.

9. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares of Common Stock issuable under this Plan, and the Company may defer any such payment or issuance unless and until indemnified to its satisfaction.

10. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that it may not, without further approval by the Company’s Members, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to Section 7 above or (b) extend the term of this Plan; provided, that, subject to the other provisions hereof, the Committee may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option in a manner which would have a material adverse effect on the holder of such Option without the approval of the holder of such Option. No Options shall be granted or shares of Common Stock issued hereunder after the tenth anniversary of the Effective Date.

11. Participant Acknowledgments. In connection with the grant of any Option and/or the issuance of any Common Stock pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(a) The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Option Shares upon the termination of such Participant’s employment with the Company or its Subsidiaries or as otherwise provided under this Plan or any written agreement evidencing the grant of any Option or the issuance of any shares of Common Stock.

(b) Neither the grant of any Option, the issuance of any Common Stock nor any provision contained in this Plan or in any written agreement evidencing the grant of any Option or the issuance of any Common Stock shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s employment at any time for any reason.

(c) Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option or the issuance of any Common Stock and he or she fully understands the terms and conditions contained herein and therein.

(d) Prior to the purchase of any shares of Common Stock pursuant to this Plan or any written agreement evidencing the purchase of any shares of Common Stock, such Participant will deliver to the Company an executed consent from such Participant’s spouse (if any) in the form of Exhibit 1 attached hereto. If, at any time subsequent to the date such Participant purchases any shares of Common Stock and prior to the occurrence of a Termination Event, such Participant becomes legally married (whether in the first instance or to a different spouse), such Participant shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit 1 attached hereto. Such Participant’s failure to deliver the Company an executed consent in the form of Exhibit 1 at any time when such Participant would otherwise be required to deliver such consent shall constitute such Participant’s continuing representation and warranty that such Participant is not legally married as of such date.

12. Definition of Option Shares. For all purposes of this Plan, Option Shares will continue to be Option Shares in the hands of any holder other than such Participant (except for the Company, the Investors or purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of an IPO)), and each such other holder of Option Shares will succeed to all rights and obligations attributable to such Participant as a holder of Option Shares hereunder and under any separate written agreement between the Company and such Participant. Option Shares will also include shares of the Company’s shares issued with respect to Option Shares by way of a split, dividend or other recapitalization.

13. Transfers in Violation of Plan. Any transfer or attempted transfer of any Option Shares in violation of any provision of this Plan shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Option Shares as the owner of such Common Stock for any purpose.

14. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Remedies. Each of the Company, any Participant and the Investors will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

16. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

17. Governing Law. All issues concerning this Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Company and each Participant submits to the co-exclusive jurisdiction of the United States District Court and any Delaware state court sitting in Wilmington, Delaware over any lawsuit under this Plan and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. Each of the Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by mail contemplated herein.

18. Notices. Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either delivered by facsimile (which shall be effective upon receipt of confirmation of successful transmission), personally delivered, or mailed by first class mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the facsimile number and address below indicated:

Notices to the Company:

Integral Ad Science Holding Corp.

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Facsimile: ************

Attention: David A. Breach and Michael Fosnaugh

With a copy to:

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, California 94104

Facsimile: ************

Attention: Stuart E. Casillas, P.C.

or such other facsimile number or address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.

* * * * *

EXHIBIT 1

SPOUSAL CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreements to which my spouse is a party:

Integral Ad Science Holding Corp. Amended & Restated 2018 Non-Qualified Stock

Option Plan; and

Stock Option Agreement

and that I understand their contents. I am aware that such agreements provide for the repurchase of certain of my spouse’s Common Stock of Integral Ad Science Holding Corp (the “Company”) under certain circumstances and impose other restrictions on such Common Stock. I agree that my spouse’s interest in such Common Stock is subject to the agreements referred to above and the other agreements referred to therein and any interest I may have in such Common Stock shall be irrevocably bound by these agreements and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by these agreements.

The undersigned spouse irrevocably constitutes and appoints ________________ (the “Unitholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Common Stock of the Company in which the undersigned now has or hereafter acquires any interest and in any and all Common Stock of the Company now or hereafter held of record by the Unitholder (including but not limited to, the right, without further signature, consent or knowledge of the undersigned spouse, to exercise or not to exercise any and all options under any appropriate agreements and to exercise amendments and modifications of and to terminate the foregoing agreements and to dispose of any and all such Common Stock and options), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Unitholder, or dissolution of marriage and this proxy will not terminate without consent of the Unitholder and the Company.

Unitholder:	Spouse of Unitholder:

Signature	Signature

Printed Name	Printed Name

Dated	Dated

SUBSCRIBED AND SWORN to before me this ____________ day of _____________, 20__
My Commission Expires

Notary Public